UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 11, 2005

Insight Enterprises, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-25092	86-0766246
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1305 West Auto Drive, Tempe, Arizona		85284
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-902-1001

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 11, 2005, Direct Alliance Corporation, a subsidiary of Insight Enterprises, Inc. (the "Company"), entered into a First Amendment to Employment Agreement with Branson Smith, President of Direct Alliance. The First Amendment serves as a notice of termination of the employment agreement without cause, as described in Item 1.02, below, and makes certain other changes to Mr. Smith's employment agreement. The First Amendment clarifies the calculation of severance pay with respect to a discretionary bonus paid with respect to the fourth quarter of 2004, obligations of Mr. Smith with respect to certain post-employment activities, provides for Mr. Smith's continued assistance in connection with pending claims and contains a release of claims. A copy of the First Amendment is attached hereto as Exhibit 10.1.

Item 1.02 Termination of a Material Definitive Agreement.

As described in Item 1.01, above, Direct Alliance Corporation has elected to terminate its employment agreement with Branson Smith without cause. Under the employment agreement, Mr. Smith received a base salary of $255,000 per year, was eligible for incentive compensation and was entitled to participate in equity-based compensation plans of Insight Enterprises, Inc. and certain of its subsidiaries. The employment agreement had a successively renewing two-year term, unless earlier terminated under specified conditions. In accordance with the terms of the employment agreement, Mr. Smith will be on paid administrative leave from July 11, 2005 through October 9, 2005.

Pursuant to the employment agreement, Direct Alliance Corporation will pay Mr. Smith, in addition to base pay while on administrative leave, incentive compensation earned through the third quarter of 2005. As soon as reasonably practicable after the Company's release of results of operations for the third quarter of 2005, Mr. Smith will also receive, pursuant to Section 6(b) of his employment agreement, a lump sum severance payment equal to two times his base salary (less the amount paid during the 90-day notice period) plus two times the sum of the quarterly bonuses for the four most recently completed calendar quarters. The total severance amount, including incentive compensation for the third quarter of 2005, is estimated to be approximately $1.0 million.

James D. Kebert, Chief Operating Officer of Direct Alliance Corporation, will now serve as President of Direct Alliance Corporation.

Mr. Smith's employment agreement was previously filed as Exhibit 10.24 to the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insight Enterprises, Inc.

July 12, 2005	By:	Stanley Laybourne

Name: Stanley Laybourne
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	First Amendment to Employment Agreement between Direct Alliance Corporation and Branson Smith dated July 11, 2005.